UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2007 (June 6, 2007)

Behringer Harvard Opportunity REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51961	20-1862323
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-1605

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Pursuant to the requirements of the Securities Exchange Act of 1934, Behringer Harvard Opportunity REIT I, Inc. (which may be referred to as the “Registrant,” “we,” “our,” or “us”) hereby amends our Current Report on Form 8-K filed on June 12, 2007 to provide the required financial statements relating to our acquisition of an 85% ownership interest in a limited liability company that owns a 56-room resort including a 20,000 square foot spa located in Edwards, Colorado (the “Lodge & Spa at Cordillera”), as described in such Current Report.

Item 9.01                               Financial Statements and Exhibits.

		Page
(a)	Financial Statements of Businesses Acquired.

	Independent Auditors’ Report	3

	Consolidated Balance Sheets as of March 31, 2007 (unaudited) and December 31, 2006 and 2005	4

	Consolidated Statements of Operations for the three-month period ended March 31, 2007 (unaudited) and for the years ended December 31, 2006 and 2005	5

	Consolidated Statements of Members’ Equity for the three-month period ended March 31, 2007 (unaudited) and for the years ended December 31, 2006 and 2005	6

	Consolidated Statements of Cash Flows for the three-month period ended March 31, 2007 (unaudited) and for the years ended December 31, 2006 and 2005	7

	Notes to Consolidated Financial Statements as of and for the three-month period ended March 31, 2007 (unaudited) and for the years ended December 31, 2006 and 2005	8

(b)	Pro Forma Financial Information.

	Unaudited Pro Forma Consolidated Financial Information	14

	Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2007	15

	Unaudited Pro Forma Consolidated Statement of Operations for the three-month period ended March 31, 2007	16

	Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2006	17

	Unaudited Notes to Pro Forma Consolidated Financial Statements	18

(c)	Shell Company Transactions.

	Not applicable.

(d)	Exhibits.

	None.

Independent Auditors’ Report

To the Board of Directors and Stockholders of

Behringer Harvard Opportunity REIT I, Inc.

Addison, Texas

We have audited the accompanying consolidated balance sheets of Colorado Hotel Holdings, LLC (the “Company”) for the years ended December 31, 2006 and 2005, and the related consolidated statements of operations, members’ equity, and cash flows for the years ended December 31, 2006 and 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years ended December 31, 2006 and 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Dallas, Texas

July 24, 2007

COLORADO HOTEL HOLDINGS, LLC

CONSOLIDATED BALANCE SHEETS

AT MARCH 31, 2007 (unaudited) AND DECEMBER 31, 2006 AND 2005

	March 31, 2007	December 31, 2006	December 31, 2005
	(unaudited)
ASSETS
Investment in resort property, net	$20,340,106	$20,553,106	$21,356,547
Cash and cash equivalents	453,153	188,570	386,475
Guest receivables, net	378,425	394,318	316,649
Prepaid expenses	81,856	80,881	76,182
Inventory	198,944	190,442	182,779
Other assets	194,484	69,755	201,433

Total assets	$21,646,968	$21,477,072	$22,520,065

LIABILITIES AND MEMBERS’ EQUITY

LIABILITIES
Accounts payable	$177,460	$265,268	$372,292
Advance deposits	512,128	326,200	244,660
Deferred revenue	—	—	98,750
Accrued expenses	747,030	919,046	811,473
Notes payable	11,385,000	11,385,000	11,159,453

Total liabilities	12,821,618	12,895,514	12,686,628

MEMBERS’ EQUITY	8,825,350	8,581,558	9,833,437

Total liabilities and members’ equity	$21,646,968	$21,477,072	$22,520,065

See notes to consolidated financial statements.

COLORADO HOTEL HOLDINGS, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2007 (unaudited) AND

YEARS ENDED DECEMBER 31, 2006 AND 2005

	Three Months Ended March 31, 2007	Year Ended December 31, 2006	Year Ended December 31, 2005
	(unaudited)
REVENUE
Room revenue	$1,015,960	$3,810,541	$2,438,551
Food and beverage revenue	398,563	1,713,402	1,253,269
Other income	338,855	1,598,328	1,288,722
Total revenue	1,753,378	7,122,271	4,980,542

EXPENSES
Salaries and wages	1,008,533	3,839,404	3,226,896
Room	72,331	441,040	402,488
Food and beverage	164,391	695,499	607,117
Other operating expenses	126,976	533,460	569,503
Administrative and general	167,214	539,075	499,991
Advertising	90,395	303,799	293,758
Management fees	51,080	202,371	112,671
Repair and maintenance	26,456	186,334	189,956
Utilities	85,209	337,702	336,937
Taxes, insurance, and leases	109,550	381,983	316,873
Total expenses	1,902,135	7,460,667	6,556,190

OTHER INCOME AND EXPENSES
Interest income	(55)	(59)	(152)
Interest expense	221,673	861,819	463,751
Depreciation	217,576	860,975	815,643
Loan fee amortization	23,256	121,746	94,273
Total other income and expenses	462,450	1,844,481	1,373,515

Total expenses, net	2,364,585	9,305,148	7,929,705

NET LOSS	$(611,207)	$(2,182,877)	$(2,949,163)

See notes to consolidated financial statements.

COLORADO HOTEL HOLDINGS, LLC

CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY

FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2007 (unaudited) AND

YEARS ENDED DECEMBER 31, 2006 AND 2005

BALANCE, January 1, 2005	$9,117,535

Capital contribution	3,665,065

Net loss	(2,949,163)

BALANCE, December 31, 2005	9,833,437

Capital contribution	930,998

Net loss	(2,182,877)

BALANCE, December 31, 2006	8,581,558

Capital contribution (unaudited)	854,999

Net loss (unaudited)	(611,207)

BALANCE, March 31, 2007 (unaudited)	$8,825,350

See notes to consolidated financial statements.

COLORADO HOTEL HOLDINGS, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2007 (unaudited) AND

YEARS ENDED DECEMBER 31, 2006 AND 2005

	Three Months Ended March 31, 2007	Year Ended December 31, 2006	Year Ended December 31, 2005
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(611,207)	$(2,182,877)	$(2,949,163)
Adjustments to reconcile net loss to net cash used by operating activites:
Depreciation and amortization	240,832	982,721	909,916
Changes in assets and liabilities:
Guests receivable, net	15,893	(77,669)	(75,344)
Prepaid expenses	(975)	(4,699)	(13,144)
Inventory	(8,502)	(7,663)	(30,150)
Other assets	(147,985)	9,932	(39,786)
Accounts payable	(87,808)	(107,026)	(26,348)
Advance deposits	185,928	81,540	140,814
Deferred revenue	—	(98,750)	(101,250)
Accrued expenses	(172,016)	333,122	460,406
Net cash used by operating activities	(585,840)	(1,071,369)	(1,724,049)

CASH FLOWS FROM INVESTING ACTIVITIES
Investment in resort property	(4,576)	(57,534)	(4,194,861)
Net cash used in investing activities	(4,576)	(57,534)	(4,194,861)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from note payable	—	—	2,750,000
Checks drawn in excess of deposits	—	—	(159,254)
Capital contributions	854,999	930,998	3,665,065
Net cash provided by financing activities	854,999	930,998	6,255,811

NET CHANGES IN CASH AND CASH EQUIVALENTS	264,583	(197,905)	336,901

CASH AND CASH EQUIVALENTS, beginning of period	188,570	386,475	49,574

CASH AND CASH EQUIVALENTS, end of period	$453,153	$188,570	$386,475

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for interest	$221,673	$623,950	$454,298
NON-CASH FINANCING ACTIVITIES
Accrued interest capitalized to note payable	$—	$225,547	$9,453

See notes to consolidated financial statements.

COLORADO HOTEL HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2007 (UNAUDITED)

AND YEARS ENDED DECEMBER 31, 2006 AND 2005

1.  ORGANIZATION AND BASIS OF PRESENTATION

Colorado Hotel Holdings, LLC (the “Company”) was organized on December 11, 2003 under the state laws of Delaware for the purpose of acquiring (directly or indirectly), leasing, financing, owning, and improving the real property known as The Lodge and Spa at Cordillera and certain land and other interests in real property (hereinafter collectively referred to as the “Property”).  The Property consists of a 56-room resort and spa located in Edwards, Colorado.

The financial statements have been prepared for the purpose of complying with the provisions of Article 3-05 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to acquired businesses to be included with certain filings with the SEC.   In the opinion of management, the unaudited consolidated financial statements include all adjustments necessary to present fairly our consolidated financial position as of March 31, 2007 and our consolidated results of operations, members’ equity, and cash flows for the three-month period ended March 31, 2007.  Such adjustments are of a normal recurring nature.  Amounts referenced in these notes to consolidated financial statements as of and for the period ended March 31, 2007 are unaudited.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company prepared consolidated financial statements using the accounts of Colorado Hotel Holdings, LLC (CHH) and the following wholly-owned subsidiaries:

Colorado Hotel Operator, Inc. (CHO)

Cordillera Lodge & Spa, LLC (CLS)

Cordillera Land, LLC (CL)

CHO is the operating entity that performs all operating activities. CLS holds the assets that include the land and buildings of the lodge which CHO leases. CL includes certain acreage of land located just in front of the lodge. All significant intercompany transactions have been eliminated in consolidation.

Investments in resort property

Investments in resort property are stated at cost.  The Company performs an impairment analysis on long-lived assets used in operations when events and circumstances indicate that the assets are impaired and the undiscounted future cash flows to be generated by those assets are less than the carrying amounts. The Company periodically reviews the Property to determine if its carrying value will be recovered from future operating cash flows.

Depreciation of investments in resort property is computed using the straight-line method over the estimated useful lives of the related assets as follows:

Buildings and improvements	5 – 40 years
Furniture and equipment	3 – 15 years

Depreciation expense for the period ended March 31, 2007 and the years ended December 31, 2006 and 2005 was $217,576, $860,975 and $815,643, respectively.

Major renovations and purchases of equipment are capitalized. Repairs and maintenance are expensed to operations as incurred.

Cash and cash equivalents

All highly liquid investments with original maturities of three months or less are considered to be cash equivalents.

Guest receivables, net

Guest receivables include resort guests and corporate accounts.  The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of customers to make required payments. Receivables are considered past due based on the due date determined by contractual terms.  Balances that remain outstanding after the Company has used reasonable collection efforts are written off through a charge to the allowance for doubtful accounts and a credit to guest receivable.

Guest receivables are reported net of the allowance for doubtful accounts.  The Company’s estimate of the allowance is based on historical collection experience and a review of other accounts receivable.  The guest receivable gross and net balances for the periods covered are as follows:

	March 31, 2007	December 31, 2006	December 31, 2005
Guest receivables	$384,749	$395,980	$334,452
Allowance for doubtful accounts	(6,324)	(1,662)	(17,803)

Guest receivables, net	$378,425	$394,318	$316,649

Advance deposits

Advance deposits include payments received from guests and resort customers for future resort events.  These amounts are classified as liabilities until performance occurs and revenue can be recognized as earned.

Deferred revenue

The Company has entered into operating lease agreements for facility and staff use, some of which contain provisions for future rent reductions. The total amount of rent due over the lease is recorded as rental revenue on the straight-line method over the term of the lease. The difference between rent revenue recorded and the cash amounts received is recorded to deferred revenue in the accompanying consolidated balance sheets.

Inventory

Inventory consists of food, beverages, gifts, flowers, salon supplies, linens, glassware, china, and silverware and is carried at the lower of cost or market value using the first in, first out method.

Revenue recognition

The Company’s rental revenue is derived from an operating lease on the golf pro-shop and the use of Property facilities and staff. Rental revenue derived from the lease of the use of Property facilities and staff is recognized on a straight-line basis over the term of the respective agreement. For the years ended December 31, 2006 and 2005, revenue was increased by $100,000 in both years as a result of the straight-line rent adjustments.

The Company’s guest room, food and beverage, and other revenue are derived from operations of the resort and are recognized as the services are rendered.

Other revenue is generally comprised of ancillary income from resort operations such as spa services and certain facility use fees received from a certain group of associates and clubs.  The revenues are recognized when earned.

Members’ equity

The Company’s limited liability company agreement provides that the members have the option to make additional capital contributions in accordance with the agreement if needed to fund the Company’s obligations. Capital contributions for the period ended March 31, 2007, and years ended December 31, 2006 and 2005 were $854,999, $930,998 and $3,665,065, respectively.

Net cash flows, as defined, are to be distributed to the members based on percentages defined in the Company’s limited liability company agreement.

Net income (loss) is allocated to the members in accordance with the terms of the Company’s limited liability company agreement.

Income taxes

Deferred federal income taxes are provided to reflect temporary differences in the reporting of income and expenses between financial statement and federal income tax accounting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.  CHH, CLS and CL are not tax paying entities for federal income tax purposes, and thus no income tax expense or benefit has been recorded in the statements related to these entities.  CHO is considered a corporation for federal income tax purposes and as such is subject to federal income tax.  The primary deferred tax item of CHO is related to net operating loss carryovers which will begin to expire in 2023.  Management has established a valuation allowance to offset the deferred tax asset to zero to reflect the amount Management believes will be realized.

Concentration risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits and guest receivables resulting from daily operations. The Company has a concentration of credit risk represented by cash balances in certain large commercial banks in amounts that occasionally exceed current federal deposit insurance limits. Accounts at these institutions are generally insured by the Federal Deposit Insurance Corporation up to $100,000.  The financial stability of these institutions is continually reviewed by Management.

Advertising expenses

Advertising and sales promotion costs are expensed as incurred.

Use of estimates

The preparation of financial statements in conformity with accounting principals generally accepted in the United States of America requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the period. Actual results could differ from these estimates.

3.  INVESTMENT IN RESORT PROPERTY

Investment in resort property consists of the following:

	March 31, 2007	December 31, 2006	December 31, 2005
Land	$7,947,103	$7,947,103	$7,947,103
Building and improvements	12,359,564	12,359,564	12,359,564
Furniture and fixtures	2,438,203	2,433,627	2,376,094
Investment in resort property	22,744,870	22,740,294	22,682,761
Less accumulated depreciation	(2,404,764)	(2,187,188)	(1,326,214)

Investment in resort property, net	$20,340,106	$20,553,106	$21,356,547

4.  NOTES PAYABLE

On October 21, 2004, the Company entered into a note agreement with Wachovia Bank in the amount of $8.4 million for renovations to the Property.  The note was collateralized by a deed of trust for the resort property. The note bore an interest rate equal to the LIBOR Market Index Rate plus 1.95%. Monthly payments of accrued interest only were due on the first of each month beginning November 1, 2004 through the maturity date of October 1, 2007. The unpaid principal amount plus any unpaid accrued interest is due on the maturity date.  See Note 8, Subsequent Events.

On December 16, 2005, the Company entered into a note agreement with WestStar Bank in the amount of $2.75 million for the purchase of a tract of land. The note was collateralized by a deed of trust for the tract of land purchased. The note bore an interest rate of 8.25%. Monthly payments of interest only were to be made on the sixteenth of each month beginning January 16, 2006. The unpaid principal and any unpaid accrued interest were due on the maturity date of December 16, 2006. At the time the agreement was signed the Company and the lender knew that operations would not sustain the payment of interest and therefore included in the note agreement an additional $235,000 for the interest that would accrue during the original term. For cash flow purposes, $225,547 and $9,453 were included in accrued expenses for the years ending December 31, 2006 and 2005, respectively.

On December 5, 2006, the Company executed a change in terms agreement to extend the term of the loan with WestStar Bank. The loan was extended through January 17, 2007 with a principal amount of $2.985 million. The interest rate was also adjusted to 9.25%. Interest payments continued to be due on the sixteenth of each month with the total unpaid principal and accrued interest due on the maturity date.

On January 16, 2007, the Company further extended the maturity date of the loan with WestStar Bank, now US Bank. The term was extended through April 16, 2007 with an interest rate equal to 1% plus the prime rate announced by the bank. Interest payments continued to be due on the sixteenth of each month with the total unpaid principal and accrued interest due on the maturity date.  See Note 8, Subsequent Events.

Costs relating to obtaining debt financing are capitalized and amortized over the term of the related debt using the straight-line method and are included in other assets on the consolidated balance sheet. When a loan is paid in full, any unamortized financing costs are removed from related accounts and charged to operations. Capitalized financing costs and related accumulated amortization for the periods covered are as follows:

	March 31, 2007	December 31, 2006	December 31, 2005
Loan commitment fees	$304,109	$300,378	$300,378
Loan fee amortization	(253,763)	(230,507)	(108,761)

Loan commitment fees, net	$50,346	$69,871	$191,617

Loan fee amortization expense for the period ended March 31, 2007 and years ended December 31, 2006 and 2005 was $23,256, $121,746, and $94,273, respectively.

5.  LEASES

Lessee

The Company leases many equipment components for various terms under long-term, cancelable and non-cancelable operating lease agreements. The leases expire at various dates through 2009 and provide renewal options ranging from one month to any number of agreed upon years. In the normal course of business, it is expected that these leases will be renewed or replaced by other leases.  Rental expense resulting from these leases at the reporting dates of March 31, 2007, December 31, 2006 and 2005 totaled $12,236, $33,919, and $28,801, respectively, and are included in various expense line items on the statements of operations according to the nature of the respective lease.

Future minimum lease payments under the operating lease agreements as of December 31, 2006 are as follows:

Periods Ending December 31,	Future Minimum Lease Payments
2007	$24,126
2008	16,429
2009	2,940
2010 and thereafter	—
$43,495

Lessor

The Company leases the use of Property facilities and staff to a certain group of associations and clubs.  The lease is accounted for under the provisions of Statement of Financial Accounting Standard No. 13, Accounting for Leases.  This lease is accounted for as an operating lease and has scheduled rent decreases throughout the lease term.  The initial term of the lease was for three years beginning January 2004.  During 2006, the lease was extended to December 2007.  The term of this lease is three years with an extension period of one year.  Rental income received from this lease for the period ended March 31, 2007, and years ended December 31, 2006 and 2005 totaled $43,750, $250,000, and $250,000, respectively, and is included in other income on the statements of operations.  Additionally, the Company has an operating lease agreement with a certain merchant who operates out of the space. This agreement is for a term of 99 years with an annual rent of one dollar; however, in addition to the annual rent the tenant is required to pay a percentage of certain operating costs incurred by the Company.  The tenant’s share of operating costs for the three-month period ended March 31, 2007 and for the years ended December 31, 2006 and 2005 was $4,516, $16,825, and $18,092, respectively.  As of December 31, 2006, the future minimum lease payments to be received by the Company on these leases are as follows:

Periods Ending December 31,	Future Minimum Lease Payments
2007	$175,001
2008	1
2009	1
2010	1
2011	1
Thereafter	90
$175,095

6.  MANAGEMENT FEE

On May 1, 2005, the Company entered into an agreement with RockResorts International, LLC to manage the Property.  The management agreement provides for a base fee plus an incentive fee.   The base fee is paid monthly based on three percent of adjusted gross revenue.  The incentive fee is paid annually if certain operating thresholds are exceeded.  For the period ended March 31, 2007 and years ended December 31, 2006 and 2005, the Company incurred management fees of $51,080, $202,371 and $112,671, respectively.

The term of the management agreement was set for four years following the commencement of the agreement unless earlier terminated.  The Company may terminate the agreement at any time for a fee provided for in the agreement.  The agreement also allows the Company to terminate the agreement without a fee if certain operational and non-operational thresholds are not met.

7.  401(k) PROFIT SHARING PLAN

Certain employees are eligible to participate in the Company’s 401(k) plan, which is maintained by The Vail Corporation d/b/a Vail Associates, Inc.  After twelve months of employment, the Company matches 50% of employee contributions up to 6% of their annual salary.  For the period ended March 31, 2007 and years ended December 31, 2006 and 2005, the Company’s portion of the related contributions were approximately $6,178, $20,642 and $4,883, respectively, and is included in administrative and general expenses on the statement of operations.

8.  SUBSEQUENT EVENTS

On June 6, 2007, Behringer Harvard Opportunity REIT I, Inc. (“Behringer”) acquired an 85% ownership interest in the Property through newly created subsidiaries of Behringer.  Behringer’s initial capital contributions for its ownership interests totaled $9,662,375 which were funded at closing and through earnest money deposits.  Each of the members of the new entity including Behringer has agreed to make additional contributions to pay for anticipated development costs.

Pursuant to the acquisition of the Property, the notes payable to Wachovia Bank and US Bank were repaid.

******

Behringer Harvard Opportunity REIT I, Inc.

Unaudited Pro Forma Consolidated Financial Information

On June 6, 2007, we acquired an 85% ownership interest in a 56-room resort that includes a 20,000 square foot spa in Edwards, Colorado (the “Lodge & Spa at Cordillera”) through Behringer Harvard Cordillera, LLC (“BH Cordillera”), an indirect majority-owned subsidiary of Behringer Harvard Opportunity OP I LP, our operating partnership.  Behringer Harvard Cordillera Investor, LLC, our operating partnership’s wholly-owned subsidiary (“BH Cordillera Investor”), owns an 85% ownership interest in BH Cordillera, and the remaining 15% ownership interest is held by Cordillera Partners, LLC (“Cordillera Partners”), an unaffiliated entity.  The Lodge & Spa at Cordillera is situated on 8.3 acres of land, which includes 3.5 acres of land intended for development into 19 additional lodging units (the “Additional Cordillera Units”).  In addition, the Lodge & Spa at Cordillera includes an adjacent 23.2 acres of vacant land, which is entitled for a combination of residential, commercial and recreational use.  BH Cordillera plans to renovate the existing resort.

The contract purchase price for the Lodge & Spa at Cordillera was $35 million, excluding closing costs.  Pursuant to the limited liability company agreement of BH Cordillera executed on May 10, 2007, upon the acquisition of the Lodge & Spa at Cordillera, BH Cordillera Investor contributed approximately $9.4 million to BH Cordillera and Cordillera Partners contributed $1.7 million, which included amounts previously funded for earnest money deposits.  Additional scheduled capital contributions are required as necessary to fund amounts required under the development budget for the resort’s renovation.  In addition, we made a bridge loan to BH Cordillera in the amount of approximately $26.3 million at an interest rate of 9%, which was used for the acquisition of, and is secured by, the property.  Permanent third party financing will be obtained as soon as is commercially reasonable (which shall be no later than six months after the acquisition of the Lodge & Spa at Cordillera) and will be used to repay this bridge loan.  Proceeds of our offering of common stock to the public were used to fund our capital contribution and the bridge loan.

The current budget for the renovation of the resort and the construction of the Additional Cordillera Units is approximately $32 million, a majority of which will be financed through construction financing with the remainder funded from proceeds of our public offering.

Behringer Harvard Cordillera Residences, Inc., a wholly-owned subsidiary of our operating partnership (“BH Cordillera Residences Investor”), is the 85% member and Cordillera Partners is the 15% member of Behringer Harvard Residences at Cordillera, LLC (“BH Cordillera Residences”).  BH Cordillera intends to transfer its ownership in the 3.5 acres of land for the Additional Cordillera Units, and potentially the 23.2 acres of undeveloped land, to BH Cordillera Residences.  Pursuant to the limited liability company agreement of BH Cordillera Residences executed on May 10, 2007, BH Cordillera Residences Investor contributed $212,500 and Cordillera Partners contributed $37,500.  Proceeds of our offering of common stock to the public were used to fund our capital contribution of $212,500.  Additional scheduled capital contributions are required as necessary to fund amounts required under the development budget for the development of the Additional Cordillera Units.  From time to time, BH Cordillera Residences Investor, as the member holding the majority in interest of BH Cordillera Residences, may request additional capital contributions or member loans from the members of BH Cordillera Residences under conditions defined in the limited liability company agreement.

In our opinion, all material adjustments necessary to reflect the effects of the above transaction have been made.

The following unaudited pro forma consolidated balance sheet as of March 31, 2007 is presented as if we acquired the Lodge & Spa at Cordillera on March 31, 2007.  The following unaudited pro forma consolidated statements of operations for the three-month period ended March 31, 2007 and year ended December 31, 2006 are presented as if we had acquired the Lodge & Spa at Cordillera on January 1, 2006.  This unaudited pro forma consolidated financial information should be read in conjunction with the historical financial statements and notes thereto as filed in our quarterly report on Form 10-Q for the three months ended March 31, 2007 and our annual report on Form 10-K for the year ended December 31, 2006; and, are not necessarily indicative of what the actual financial position or results of operations would have been had we completed the transaction as of the beginning of the periods presented, nor is it necessarily indicative of future results.

Behringer Harvard Opportunity REIT I, Inc.

Unaudited Pro Forma Consolidated Balance Sheet

as of March 31, 2007

		Prior Acquisitions
	March 31, 2007	Pro Forma	Pro Forma
	as Reported	Adjustments	Adjustments		Pro Forma
	(a)	(b)	(c)		March 31, 2007
Assets
Real estate
Land and improvements, net	$15,352,849	$28,577,000	$27,796,917		$71,726,766
Buildings and improvements, net	124,662,287	72,395,344	6,845,556		203,903,187
Real estate under development	44,733,549	—	—		44,733,549
Total real estate	184,748,685	100,972,344	34,642,473		320,363,502

Cash and cash equivalents	79,363,953	(63,174,632)	(35,667,329)		(19,478,008)
Restricted cash	3,432,131	943,658	—		4,375,789
Accounts receivable, net	2,862,956	—	229,690		3,092,646
Prepaid expenses and other assets	852,138	804,194	508,014		2,164,346
Furniture, fixtures and equipment, net	8,974,694	—	1,319,019		10,293,713
Escrow deposits	4,000,000	—	—		4,000,000
Deferred financing fees, net	2,058,012	262,975	—		2,320,987
Notes receivable	15,883,359	—	—		15,883,359
Investment in unconsolidated joint venture	—	22,225,753	—		22,225,753
Lease intangibles, net	12,899,268	8,849,094	15,910		21,764,272
Other intangibles, net	10,649,886	—	1,520,208		12,170,094
Total assets	$325,725,082	$70,883,386	$2,567,985		$399,176,453

Liabilities and stockholders’ equity
Liabilities
Mortgages payable	$92,218,818	$52,115,000	$—		$144,333,818
Accounts payable	1,316,747	—	—		1,316,747
Payables to affiliates	2,534,804	—	—		2,534,804
Acquired below-market leases, net	4,011,857	18,397,171	—		22,409,028
Dividends payable	482,616	—	—		482,616
Accrued liabilities	6,836,417	371,215	1,232,061		8,439,693
Subscriptions for common stock	1,509,151	—	—		1,509,151
Other liabilities	796,505	—	—		796,505
Total liabilities	109,706,915	70,883,386	1,232,061		181,822,362

Commitments and contingencies

Minority interest	3,469,620	—	1,335,924	(d)	4,805,544

Stockholders’ equity
Preferred stock, $.0001 par value per share; 50,000,000 shares authorized, none outstanding	—	—	—		—
Convertible stock, $.0001 par value per share; 1,000 shares authorized, 1,000 shares issued and outstanding	—	—	—		—
Common stock, $.0001 par value per share; 350,000,000 shares authorized, 24,272,227 shares issued and outstanding	2,427	—	—		2,427
Additional paid-in capital	214,479,007	—	—		214,479,007
Accumulated distributions in excess of net income (loss)	(1,932,887)	—	—		(1,932,887)
Total stockholders’ equity	212,548,547	—	—		212,548,547
Total liabilities and stockholders’ equity	$325,725,082	$70,883,386	$2,567,985		$399,176,453

See accompanying unaudited notes to pro forma consolidated financial statements.

Behringer Harvard Opportunity REIT I, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the Three-Month Period Ended March 31, 2007

	Three Months Ended March 31, 2007 as Reported	Prior Acquisitions Pro Forma Adjustments	Statement of Operations	Other Pro Forma		Pro Forma Three Months Ended
	(a)	(b)	(c)	Adjustments		March 31, 2007

Revenue
Rental	$5,209,122	$1,942,165	$—	$(15,910	) (d)	$7,135,377
Room	—	—	1,015,960	—		1,015,960
Food and beverage	—	—	398,563	—		398,563
Other	—	—	338,855	—		338,855
Total revenues	5,209,122	1,942,165	1,753,378	(15,910)		8,888,755

Expenses
Property operating expenses	1,375,031	103,718	1,509,260	—		2,988,009
Interest expense	929,259	723,541	221,673	—		1,874,473
Real estate taxes	559,744	213,612	84,186	—		857,542
Property management fees	127,114	55,862	51,080	(51,080	) (e)	182,976
Asset management fees	322,893	165,938	—	55,781	(f)	544,612
General and administrative	307,321	1,273	167,214	—		475,808
Advertising costs	464,397	—	90,395	—		554,792
Depreciation and amortization	1,949,319	1,050,904	240,832	132,657	(g)	3,373,712
Total expenses	6,035,078	2,314,848	2,364,640	137,358		10,851,924

Interest income	769,789	—	55	—		769,844
Minority interest	(136,697)	—	—	114,671	(h)	(22,026)
Net income (loss)	$(192,864)	$(372,683)	$(611,207)	$(38,597)		$(1,215,351)

Weighted average shares outstanding:
Basic and diluted	20,700,400			8,883,415	(i)	29,583,815

Loss per share:
Basic and diluted	$(0.01)					$(0.04)

See accompanying unaudited notes to pro forma consolidated financial statements.

Behringer Harvard Opportunity REIT I, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2006

	Year Ended	Prior Acquisitions
	December 31, 2006	Pro Forma	Statement of	Other		Pro Forma
	as Reported	Adjustments	Operations	Pro Forma		Year Ended
	(a)	(b)	(c)	Adjustments		December 31, 2006

Revenue
Rental revenue	$4,660,664	$24,101,402	$—	$(15,910	) (d)	$28,746,156
Room	—	—	3,810,541	—		3,810,541
Food and beverage	—	—	1,713,402	—		1,713,402
Other	—	—	1,598,328	—		1,598,328
Total revenues	4,660,664	24,101,402	7,122,271	(15,910)		35,868,427

Expenses
Property operating expenses	1,555,818	3,457,419	6,411,995	—		11,425,232
Interest expense	560,018	3,627,050	861,819	—		5,048,887
Real estate taxes	431,788	2,889,349	307,226	—		3,628,363
Property management fees	155,407	612,798	202,371	(202,371	) (e)	768,205
Asset management fees	200,120	1,581,654	—	223,125	(f)	2,004,899
General and administrative	855,494	350,236	539,075	—		1,744,805
Depreciation and amortization	1,351,054	10,226,132	982,721	530,628	(g)	13,090,535
Total expenses	5,109,699	22,744,638	9,305,207	551,382		37,710,926

Interest income	2,748,918	78,758	59	—		2,827,735
Minority interest	90,935	70,127	—	412,525	(h)	573,587
Net income (loss)	$2,390,818	$1,505,649	$(2,182,877)	$(154,767)		$1,558,823

Weighted average shares outstanding:
Basic	9,629,398			19,954,417	(i)	29,583,815
Diluted	9,646,771			19,937,044	(i)	29,583,815

Earnings per share:
Basic	$0.25					$0.05
Diluted	$0.25					$0.05

See accompanying unaudited notes to pro forma consolidated financial statements.

Behringer Harvard Opportunity REIT I, Inc.

Unaudited Notes to Pro Forma Consolidated Financial Statements

Unaudited Pro Forma Consolidated Balance Sheet

a.	Reflects our historical balance sheet as of March 31, 2007.

b.	Reflects our acquisition of Santa Clara Tech Center on May 2, 2007, an interest in Royal Island acquired on May 3, 2007, and 5000 S. Bowen Road on May 10, 2007.

c.

Reflects the acquisition of the Lodge & Spa at Cordillera for approximately $37 million, inclusive of acquisition costs.  The acquisition was funded with cash.  We allocated our purchase price to the assets and liabilities below and estimated the remaining useful lives of the tangible and intangible assets as follows:

Description	Allocation	Estimated Useful Life

Land	$27,796,917	—
Site improvements	412,643	15 years
Building	6,432,913	39 years
Furniture, fixtures, and equipment	1,319,019	5 years
Room and banquet backlog	15,910	0.25 years
Trademark / Trade name	1,487,361	20 years
Other intangibles	32,847
Cash	8,000
Receivables	229,690
Prepaid assets	132,119
Inventory	235,895
Deposits	140,000
Liabilities	(1,232,061)
	$37,011,253

We allocated the purchase price to the above tangible and identified intangible assets acquired and liabilities assumed based on their relative fair values in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations” and No. 142, “Goodwill and Other Intangible Assets” as follows:

The fair value of the tangible assets acquired consists of land, land improvements, buildings, furniture, fixtures and equipment.  Land values are derived from appraisals, and building and land improvement values are calculated as replacement cost less depreciation or management’s estimates of the relative fair value of these assets using discounted cash flow analyses or similar methods.  Furniture, fixtures and equipment values are determined based on current reproduction or replacement cost less depreciation and other estimated allowances based on physical, functional or economic factors.  The values of the land improvements and buildings are depreciated over the estimated useful lives of 15 years and 39 years, respectively, using the straight-line method.  Furniture, fixtures and equipment are depreciated over estimated useful lives of five years using the straight-line method.

We determine the value of identified intangible assets of the acquired property by applying a fair value model.  The values of the room & banquet backlog, trademark / trade name, and other intangible assets are based on management’s estimates of the relative fair value of these assets using discounted cash flow analyses or similar methods.  The value of the room and banquet backlog is amortized over the estimated useful life of 3 months using the straight-line method.  The value of the trademark / trade name is amortized over the estimated useful life of 20 years using the straight-line method.  The other intangible is not subject to amortization as it was determined to have an indefinite useful life.

d.	Reflects the minority interest in the Lodge & Spa at Cordillera.

Behringer Harvard Opportunity REIT I, Inc.

Unaudited Notes to Pro Forma Consolidated Financial Statements

Unaudited Pro Forma Consolidated Statement of Operations for the three months ended March 31, 2007

a.	Reflects our historical operations for the three months ended March 31, 2007.

b.	Reflects the combined pro forma results for the acquisition of Santa Clara Tech Center on May 2, 2007 and 5000 S. Bowen Road on May 10, 2007 for periods prior to the respective acquisition date.

c.	Reflects the historical operations of the Lodge & Spa at Cordillera.

d.	Reflects the pro forma straight-line amortization of the room and banquet backlog intangible asset over its estimated useful life of 0.25 years.

e.	Reflects the reversal of historical property management fees for the Lodge & Spa at Cordillera.

f.

Reflects the asset management fees associated with the Lodge & Spa at Cordillera. The asset is managed by HPT Management Services LP, our affiliate, for an annual asset management fee of 0.75% of the asset value with respect to our 85% ownership interest.

g.	Reflects the depreciation and amortization of the Lodge & Spa at Cordillera using the straight-line method over the estimated useful lives as follows:

Description	Allocation	Estimated Useful Life
Building	$6,432,913	39 years
Site improvements	412,643	15 years
Furniture, fixtures, and equipment	1,319,019	5 years
Trademark / Trade name	1,487,361	20 years

h.	Reflects the minority interest in the Lodge & Spa at Cordillera.

i.

Reflects the adjustment to the historical weighted average number of shares of common stock outstanding to reflect the acceptance of shares needed to provide for the cash purchase price of our property investments. The adjustment is computed as follows:

	Pro Forma
	Three Months Ended
	March 31, 2007

Cash needed to acquire 12600 Whitewater	$9,040,524
Cash needed to acquire Ferncroft Corporate Center	27,836,297
Cash needed to acquire Chase Park Plaza	47,015,127
Cash needed to acquire Bent Tree Green	12,032,922
Cash needed to acquire Las Colinas Commons	16,406,126
Cash needed to acquire Santa Clara Tech Center	74,097,107
Cash needed to acquire interest in Royal Island	22,225,753
Cash needed to acquire Bowen Road	18,966,772
Cash needed to acquire Cordillera	35,675,329
	$263,295,957

Net cash received from each share of common stock issued	$8.90	(1)

Common stock needed to purchase the properties listed above	29,583,815
Less historical basic weighted average of common stock outstanding at March 31, 2007	(20,700,400)
	8,883,415

(1)    Net cash received per share of common stock issued is computed as $10 gross proceeds per share less $0.70 commissions per share, $0.20 broker dealer fees per share, and $0.20 organization and offering costs per share.

Behringer Harvard Opportunity REIT I, Inc.

Unaudited Notes to Pro Forma Consolidated Financial Statements

Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2006

a.	Reflects our historical operations for the year ended December 31, 2006.

b.

Reflects the combined pro forma results for the acquisition of 12600 Whitewater on March 1, 2006, Ferncroft Corporate Center on July 13, 2006, Chase Park Plaza on December 8, 2006, Bent Tree Green on December 13, 2006, Las Colinas Commons on December 20, 2006, Santa Clara Tech Center on May 2, 2007, and 5000 S. Bowen Road on May 10, 2007 for periods prior to the respective acquisition date.

c.	Reflects the historical operations of the Lodge & Spa at Cordillera.

d.	Reflects the pro forma straight-line amortization of the room and banquet backlog intangible asset over its estimated useful life of 0.25 years.

e.	Reflects the reversal of historical property management fees for the Lodge & Spa at Cordillera.

f.

Reflects the asset management fees associated with the Lodge & Spa at Cordillera. The asset is managed by HPT Management Services LP, our affiliate, for an annual asset management fee of 0.75% of the asset value with respect to our 85% ownership interest.

g.	Reflects the depreciation and amortization of the Lodge & Spa at Cordillera using the straight-line method over the estimated useful lives as follows:

Description	Allocation	Estimated Useful Life
Building	$6,432,913	39 years
Site improvements	412,643	15 years
Furniture, fixtures, and equipment	1,319,019	5 years
Trademark / Trade name	1,487,361	20 years

h.	Reflects the minority interest in the Lodge & Spa at Cordillera.

i.

Reflects the adjustment to the historical weighted average number of shares of common stock outstanding to reflect the acceptance of shares needed to provide for the cash purchase price of our property investments. The adjustment is computed as follows:

Pro Forma
Year Ended
December 31, 2006

Cash needed to acquire 12600 Whitewater	$9,040,524
Cash needed to acquire Ferncroft Corporate Center	27,836,297
Cash needed to acquire Chase Park Plaza	47,015,127
Cash needed to acquire Bent Tree Green	12,032,922
Cash needed to acquire Las Colinas Commons	16,406,126
Cash needed to acquire Santa Clara Tech Center	74,097,107
Cash needed to acquire interest in Royal Island	22,225,753
Cash needed to acquire Bowen Road	18,966,772
Cash needed to acquire Cordillera	35,675,329
$263,295,957

Net cash received from each share of common stock issued	$8.90 (1)
Basic
Common stock needed to purchase the properties listed above	29,583,815
Less historical weighted average of common stock outstanding at December 31, 2006	(9,629,398)
19,954,417
Diluted
Common stock needed to purchase the properties listed above	29,583,815
Less historical weighted average of common stock outstanding at December 31, 2006	(9,646,771)
19,937,044

(1)             Net cash received per share of common stock issued is computed as $10 gross proceeds per share less $0.70 commissions per share, $0.20 broker dealer fees per share, and $0.20 organization and offering costs per share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

Dated: July 25, 2007	By:	/s/ Gary S. Bresky
Gary S. Bresky
Chief Financial Officer